UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)    (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
India Globalization Capital, Inc.
March 21, 2014

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 21, 2014, India Globalization Capital, Inc. (the “Company”) and Bricoleur Partners, L.P. (the “Investor”) entered into a second amendment (“Amendment No. 2”) to the Note and Share Purchase Agreement dated October 9, 2012 (“2012 Agreement”), to extend the maturity date of the indebtedness thereunder to July 31, 2016, as described below.

On October 16, 2009, the Investor purchased a promissory note from the Company in the original principal amount of $2,000,000.00 (the “2009 Security”). On December 10, 2010, the Company repaid the Investor $200,000 of such principal amount, leaving a balance due of $1,800,000. On February 25, 2011, the Company issued a promissory note in the principal amount of $1,800,000 (the “2011 Security”) and shares of the Company’s common stock to the Investor in exchange for the 2009 Security. On October 9, 2012, pursuant to the 2012 Agreement, the Company issued a promissory note in the principal amount of $1,800,000 (the “2012 Security”) and shares of the Company’s common stock to the Investor in exchange for the 2011 Security. Amendment No. 1 to the 2012 Agreement extended the maturity date of the 2012 Security to July 31, 2014.

The new Promissory Note issued pursuant to Amendment No. 2 (the “Note”) will bear no interest from the date of issuance of the Note until paid in full. The Note will be due and payable on the earlier of (i) July 31, 2016 (the “Maturity Date”), or (ii) upon the occurrence of an Event of Default (as defined in Section 3 of the 2012 Agreement). Through July 31, 2014, the Company will issue to the Investor 17,100 shares of the Company’s common stock, prorated to the amount of principal and time outstanding for every month that the Note remains unpaid. Beginning August 1, 2014, the Company will issue to the Investor 23,489 shares of the Company’s common stock, prorated to the amount of principal and time outstanding for every month that the Note remains unpaid.

The description above summarizes the material terms of the Note and Share Purchase Agreement and the amendments thereto. The description above is qualified in its entirety by the forms of the Note and Share Purchase Agreement and Amendments No. 1 and No. 2 filed as Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on October 21, 2009, as Exhibit 10.47 to Annual report on Form 10-K for the fiscal year ended March 31, 2013 filed on July 16, 2013, and as Exhibit 10.1 to this Current Report on Form 8-K, respectively, and incorporated into this Current Report on Form 8-K by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 2.03 above with respect to shares of the Company’s common stock issued pursuant to the 2012 Agreement and the amendments thereto is incorporated into this Item 3.02. These shares are issued in reliance upon exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof because the issuance does not involve a public offering.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

   See the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: March 26, 2014	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer

Exhibit Index

10.1 Amendment No. 2 to the Note and Share Purchase Agreement with Bricoleur Partners, L.P. dated March 21, 2014.